Exhibit 15.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of GMEX Robotics Corporation on Form F-3 (File No. 333-284232) of our report dated November 2, 2026, with respect to our audits of the consolidated financial statements of GMEX Robotics Corporation as of June 30, 2026 and for the year ended June 30, 2026, which report is included in this Annual Report on Form 20-F of GMEX Robotics Corporation for the year ended June 30, 2026.

/s/ Astra Audit & Advisory LLC

Tampa, Florida

November 2, 2026